EXHIBIT 5

                                                 May 27, 1999

Cablevision Systems Corporation
1111 Stewart Avenue
Bethpage, New York  11714

Dear Sirs:

         I am Executive Vice President, General Counsel and Secretary of Cablevision Systems Corporation, a Delaware corporation (the "Company") and, in such capacity, have acted as counsel for the Company in connection with the registration under the Securities Act of 1933 (the "Act") of 13,000,000 shares (the "Securities") of Class A Common Stock, par value $0.01 per share, of the Company. In that capacity, I have examined such corporate records, certificates and other documents, and such questions of law, as I have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, I advise you that, in my opinion:

          (1) When the registration statement relating to the Securities (the "Registration Statement") has become effective under the Act, the terms of the sale of the Securities have been duly established in conformity with the Company's certificate of incorporation, and the Securities have been duly issued and sold as contemplated by the Registration Statement, the Securities will be validly issued, fully paid and nonassessable.

         The foregoing opinion is limited to the Federal laws of the United States and the General Corporation Law of the State of Delaware, and I am expressing no opinion as to the effect of the laws of any other jurisdiction.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

                                           Very truly yours,



                                           /s/ Robert S. Lemle
                                           -------------------------------------
                                           Executive Vice President, General
                                             Counsel and Secretary